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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 13, 1998, on the financial statements of Cellular 2000 (A Partnership) (and all references to our Firm) included in the Registration
Statement on Form S-1, No. 333-     and related Prospectus of Dobson
Communications Corporation for the registration of 12,959 shares of its 12 1/4% Senior Preferred Stock.

                                          HOLLIDAY, LEMONS & COX, P.C.
                                          (formerly Holliday, Lemons, Thomas &
                                          Cox, P.C.)

Texarkana, Texas
June 7, 1999